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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of __________, 2003 by and among Stratagene Corporation, a Delaware corporation formerly known as Stratagene Holding Corporation ("Stratagene"), and Joseph A. Sorge ("Sorge"), the J. A. Sorge Trust I, the J.
A. Sorge Trust II, the J. A. Sorge Trust III, the J. A. Sorge Trust IV, Biosense Partners, L.P. and the Joseph A. Sorge Charitable Remainder Trust dated December 26, 2002 (collectively, the "Sorge Entities").

                                    RECITALS

                  WHEREAS, Stratagene, SHC Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Stratagene ("Merger Sub"), and Hycor Biomedical Inc., a Delaware corporation ("Hycor"), previously entered into that certain Agreement and Plan of Reorganization, dated as of July 24, 2003 (the "Merger Agreement"); and

                  WHEREAS, in consideration of the Sorge Entities agreeing to vote in favor of the Merger Agreement and recognizing the limited ability of the Sorge Entities to sell their shares of Stratagene common stock, par value $0.0001 per share (the "Common Stock"), following the merger contemplated by the Merger Agreement, Stratagene agreed to enter into this Agreement to grant the Sorge Entities certain registration and other rights with respect to the Registrable Securities (as defined below).

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Certificate of Incorporation" means the Certificate of Incorporation of Stratagene, as it may be amended or restated hereafter from time to time.

                  "Common Stock" shall have the meaning set forth in the recitals of this Agreement.

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                  "Effective Time" shall have the meaning set forth in the
Merger Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                  "Merger Agreement" shall have the meaning set forth in the recitals of this Agreement.

                  "Permitted Transferee" means, with respect to any Sorge Entity, any sale or other transfer to an Affiliate of such Sorge Entity and with respect to Sorge, shall also mean any family member or trust for the benefit of Sorge or any such family member.

                  "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                  "Principal Market" means either the Nasdaq National Market or the Nasdaq SmallCap Market, or if the Common Stock is not then listed on either of such markets, the principal market or exchange on which the Common Stock is then listed or traded.

                  "Sorge Entities" shall have the meaning set forth in the preamble of this Agreement.

                  "Registrable Securities" means (a) all shares of Common Stock held by any Sorge Entity on the date hereof and (b) any other shares of Common Stock issued by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or similar event, with respect to or in exchange for or in replacement of the shares listed in clause (a). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement covering such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) Rule 144 (or any successor provision) under the Securities Act is available for the sale of all of the Registrable Securities held by a Sorge Entity during any three (3)-month period without registration (taking into account the holdings of all Sorge Entities) or
(iii) such securities shall have ceased to be outstanding.

                  "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the Sorge Entities in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for Stratagene and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting

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discounts and commissions), and all reasonable fees and expenses of a single counsel to the Sorge Entities and all holders of Registrable Securities. The Registration Expenses shall not include the Selling Expenses.

                  "SEC" means the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                  "Selling Expenses" means underwriting discounts, selling fees and commissions and stock transfer taxes applicable to the Registrable Securities, which shall be paid by the Sorge Entities.

                  "Sorge" shall have the meaning set forth in the preamble of this Agreement.

                  "Sorge Entities" shall have the meaning set forth in the preamble of this Agreement.

                  "Stratagene" shall have the meaning set forth in the preamble of this Agreement.

                                  ARTICLE II.
                               REGISTRATION RIGHTS

         2.1      Filing of Registration Statement.

                  (a) Registration. Within thirty (30) days following its receipt of a written request from Sorge after the Effective Time, Stratagene shall (i) use commercially reasonable efforts to file a registration statement under the Securities Act on Form S-3, or on Form S-1 if Stratagene does not qualify for Form S-3, covering 2,000,000 shares of Registrable Securities and
(ii) if requested by Sorge, use commercially reasonable efforts to obtain acceleration of the effective date of the registration statement relating to such registration.

                  (b) Registration Statement Form. Subject to clause (a)(i) above, the registration under this Section 2.1 shall be on such appropriate registration form of the SEC as shall be selected by Stratagene and as shall be reasonably acceptable to Sorge. Stratagene agrees to include in any such registration statement all information which, in the opinion of counsel to Sorge and counsel to Stratagene, is necessary or desirable to be included therein. If such counsel disagree, the opinion of counsel to Stratagene shall be followed.

                  (c) Expenses. Stratagene shall pay all Registration Expenses in connection with the registration of Registrable Securities under this Section 2.1.

         2.2      Incidental Registration.

                  (a) Right to Include Registrable Securities. If Stratagene at any time proposes to register any Common Stock for its own account or for the account of any other stockholder

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under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan, stock incentive or dividend reinvestment plan or a merger, acquisition or consolidation or incidental to an issuance of securities under Rule 144A under the Securities Act), Stratagene will give prompt written notice to Sorge of its intention to do so and of each Sorge Entities' rights under this
Section 2.2 in connection with each such proposed registration. At any time or from time to time after the Effective Time, upon the written request of Sorge (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Sorge Entities), made as promptly as practicable and in any event within ten (10) days after the receipt of any such notice, Stratagene shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which Stratagene has been so requested to register by the Sorge Entities; provided, however, that if at any time after giving written notice of their intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Stratagene shall determine for any reason not to register or to delay registration of such securities, Stratagene shall give written notice of such determination and its reasons therefor to Sorge and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of Stratagene to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for such period of time as the Board of Directors of Stratagene determines. No registration effected under this Section 2.2 shall relieve Stratagene of its obligation to effect the registration under Section 2.1.

                  (b) Expenses. Stratagene shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.

                  (c) Right to Withdraw. The Sorge Entities shall have the right to withdraw their request for inclusion of their Registrable Securities in any registration statement pursuant to this Section 2.2 at any time by giving written notice to Stratagene of their request to withdraw.

                  (d) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform Stratagene by writing of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would jeopardize such offering, then Stratagene shall include in such registration, only that number of such securities, including Registrable Securities, which the underwriter determines in its sole discretion will not jeopardize the success of the offering (such securities to be included in the following priority: (i) first, the securities proposed to be included by Stratagene, (ii) second, the Registrable Securities requested by the Sorge Entities to be included in such registration and (iii) third, any other securities of Stratagene requested to be included in such registration by any other holders having the right to include securities on a pro rata basis in accordance with the number of securities proposed to be included by such other holders). The Sorge Entities agree to reasonably modify this priority to facilitate private placements by Stratagene or to facilitate the conversion of Stratagene Notes (as defined in the Merger Agreement).

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         2.3      Registration Procedures. When Stratagene effects the
registration of Registrable Securities under the Securities Act required by
Section 2.1 and if and whenever Stratagene is required to effect the registration of any additional Registrable Securities under the Securities Act as provided in Section 2.2 hereof, Stratagene shall as expeditiously as possible:

                  (a) prepare and file with the SEC as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the SEC to be filed therewith) and thereafter use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, Stratagene shall as promptly as practicable furnish such documents to Sorge and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the review and comments of the Sorge Entities, each underwriter and their respective counsel;

                  (b) notify Sorge of the SEC's requests for amending or supplementing the registration statement and the prospectus; and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of at least twenty four (24) months or such shorter period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof;

                  (c) furnish, without charge, to Sorge and each underwriter, if any, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Sorge and such underwriters may reasonably request;

                  (d) use commercially reasonable efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such states of the United States of America where an exemption is not available and as Sorge or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action which may be reasonably necessary or advisable to enable Sorge to consummate the disposition in such jurisdictions of the securities to be sold by the Sorge Entities, except that Stratagene shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process or subject itself to taxation in any such jurisdiction;

                  (e) use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or

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state governmental agencies or authorities as may be necessary in the opinion of counsel to Stratagene and counsel to Sorge by virtue of the business and operations of Stratagene to consummate the disposition of such Registrable Securities;

                  (f)      in the case of any underwritten offering under
Section 2.2, cause to be furnished to Sorge and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for Stratagene and
(ii) a "comfort" letter signed by the independent public accountants who have certified Stratagene's or any other entity's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as is customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters;

                  (g) promptly notify the Sorge Entities and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or the prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Stratagene of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of Sorge, promptly prepare and furnish to Sorge and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to Sorge, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (vi) in the case of an underwritten offering, at any time when the representations and warranties of Stratagene contemplated by Section
2.4 hereof cease to be true and correct;

                  (h) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings

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statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

                  (j) use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be listed on the Principal Market;

                  (k) deliver promptly to counsel to Sorge and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and Stratagene, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

                  (l) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement; and

                  (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement.

                  Stratagene may require Sorge to furnish Stratagene such information regarding the Sorge Entities and the distribution of the Registrable Securities as Stratagene may from time to time reasonably request in writing.

                  The Sorge Entities agree that upon receipt of any notice from Stratagene of the happening of any event of the kind described in paragraph
(g)(iii) or (v) of this Section 2.3, the Sorge Entities will, to the extent appropriate, discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 2.3, their receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 2.3 and, if so directed by Stratagene, will deliver to Stratagene (at Stratagene's expense) all copies, other than permanent file copies, then in their possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by the Sorge Entities of their securities is discontinued pursuant to the foregoing sentence, Stratagene shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Sorge Entities shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.3.

         2.4 Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if Stratagene shall have determined to enter into any underwriting agreement in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreement. In such case, the Sorge Entities shall be party to such underwriting agreement.

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         2.5      Indemnification.

                  (a) Indemnification by Stratagene. Stratagene agrees that in the event of any registration of any of the Registrable Securities under the Securities Act, Stratagene shall, and hereby does, indemnify and hold harmless the Sorge Entities, their respective directors, officers, employees, members, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls any Sorge Entity or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Sorge Entities or any such director, officer, employee, member, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or
(iii) any violation by Stratagene of any Federal, state or common law rule or regulation applicable to Stratagene and relating to action required of or inaction by Stratagene in connection with any such registration, and Stratagene shall reimburse the Sorge Entities and each such director, officer, employee, member, partner, agent or affiliate, underwriter or controlling Person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Stratagene shall not be liable in any such case to the Sorge Entities or any such director, officer, employee, member, partner, agent or affiliate, underwriter or controlling Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Stratagene by or on behalf of the Sorge Entities, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of the Sorge Entities or any such director, officer, employee, member, partner, agent or affiliate, underwriter or controlling Person and shall survive the transfer of such securities by the Sorge Entities. Such indemnity shall not extend to any liability imposed on Sorge as an officer or director of Stratagene, which shall be made only as permitted by law and by Stratagene's corporate policy.

                  (b) Indemnification by the Sorge Entities. The Sorge Entities agree that in the event of any registration of the Registrable Securities under the Securities Act, the Sorge Entities shall, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.5) Stratagene, and each director of Stratagene, each officer, employee, agent and affiliate of Stratagene and each other Person, if any, who controls Stratagene within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or

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alleged omission was made in reliance upon and in conformity with written information furnished to Stratagene by or on behalf of the Sorge Entities specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of the Sorge Entities under this Section 2.5(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by the Sorge Entities in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Stratagene or any such director, officer or controlling Person and shall survive the transfer of such securities by the Sorge Entities.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this
Section 2.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.5. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, further, that the indemnifying party shall be obligated to pay for only one counsel and one local counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                  (d) Contribution. If the indemnification provided for in this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified

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party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.5(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than Stratagene) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this
Section 2.5 (with appropriate modifications) shall be given by Stratagene and the Sorge Entities with respect to any required registration or other qualification of securities under any Federal, state or blue sky law or regulation of any governmental authority. The indemnification agreements contained in this Section 2.5 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by the Sorge Entities.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         2.6 Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, Stratagene shall (a) facilitate the timely preparation and delivery to Sorge and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by Sorge or such underwriters and (b) instruct any transfer agent and registrar of such Registrable Securities to release any stop

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

transfer orders with respect to any such Registrable Securities, effective upon the closing of a sale pursuant to the registered offering.

         2.7 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Sorge Entities to sell any Registrable Securities pursuant to any effective registration statement.

         2.8 Rule 144. Stratagene shall use commercially reasonable efforts to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 of the Securities Act or (b) any similar rule or regulation hereafter adopted by the SEC, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of Sorge, Stratagene will deliver to the Sorge Entities a written statement as to whether it has complied with such requirements.

                                  ARTICLE III.
                                  MISCELLANEOUS

         3.1 Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at such address as set forth below or as may hereafter be designated in writing by such party to the other party:

                  Address for Stratagene:

                           11011 North Torrey Pines Road
                           La Jolla, California 92037
                           Attention: Chief Financial Officer

                  Address for the Sorge Entities:

                           c/o Joseph A. Sorge
                           [Intentionally Omitted]

         3.2 Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Stratagene, without the prior written consent of Sorge. Each of the Sorge Entities may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, but only to a Permitted Transferee; provided that the Permitted Transferee shall be bound by all provisions of this Agreement as if the Permitted Transferee were an original party to this Agreement.

         3.3 Termination. This Agreement shall terminate and be of no further force and effect on the earlier of (a) ten (10) years from the date of this Agreement or (b) such time as no Registrable Securities are outstanding. The Sorge Entities each represent and warrant to and covenant with Stratagene that the Sorge Entities and their Affiliates will not engage, directly or indirectly, in any short sales of the Common Stock prior to the termination of this Agreement.

         3.4 Remedies. The parties hereto agree that money damages or any other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         3.5 No Inconsistent Agreements. Stratagene will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Sorge Entities in this Agreement or otherwise conflicts with the provisions hereof. Stratagene further represents and warrants that the rights granted to the Sorge Entities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which Stratagene is a party or by which it is bound.

         3.6 Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by Stratagene and Sorge.

         3.7 Waiver. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         3.8 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         3.9 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         3.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

         3.11 Submission to Jurisdiction. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of San Diego, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating hereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any action or proceeding brought against it in any such court. The parties hereto hereby irrevocably and unconditionally (a) waive any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in the County of San Diego, and (b) waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         3.12 Waiver of Jury Trial. STRATAGENE AND THE SORGE ENTITIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         3.13 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         3.14 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         3.15 Further Assurances. At any time or from time to time after the date of this Agreement, Stratagene, on the one hand, and Sorge, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

         3.16 Entire Agreement; Effectiveness. This Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    STRATAGENE:

                                    STRATAGENE CORPORATION,
                                    a Delaware corporation

                                    By:________________________________
                                    Name:
                                    Title:

                                    SORGE ENTITIES:

                                    JOSEPH A. SORGE

                                    By: ________________________________
                                        Joseph A. Sorge

                                    J. A. SORGE TRUST I

                                    By: ________________________________
                                        Joseph A. Sorge, Trustee

                                    J. A. SORGE TRUST II

                                    By: ________________________________
                                        Joseph A. Sorge, Trustee

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    J. A. SORGE TRUST III

                                    By: _________________________________
                                        Joseph A. Sorge, Trustee

                                    J. A. SORGE TRUST IV

                                    By: __________________________________
                                        Joseph A. Sorge, Trustee

                                    THE JOSEPH A. SORGE CHARITABLE
                                    REMAINDER TRUST DATED 12/26/02

                                    By: ___________________________________
                                        Joseph A. Sorge, Trustee

                                    BIOSENSE PARTNERS, L.P.

                                    By:  BIOSENSE MANAGEMENT, L.L.C.
                                    Its: General Partner

                                         By: ___________________________
                                         Name:  Joseph A. Sorge
                                         Title: Manager

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]